EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-72431) pertaining to the AVTEAM, Inc. 1996 Stock Option Plan of our report dated February 8, 1999, with respect to the financial statements of M&M Aircraft Services, Inc. as of December 31, 1996 and 1997, and for each of the three years ended December 31, 1997, included in the Form 8-K filed on March 1, 1999.

                                             /s/ ERNST & YOUNG LLP


MIAMI, FLORIDA
MARCH 1, 1999